UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2024

Banzai International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39826	85-3118980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Ericksen Ave, Suite 250 Bainbridge Island, Washington	98110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 414-1777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BNZI	The Nasdaq Global Market
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BNZIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 22, 2024, Banzai International, Inc. (the “Company”) priced a “best efforts” public offering for the sale by the Company of an aggregate of 5,227,780 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), 8,661,110 pre-funded warrants (the “Pre-Funded Warrants”), and 13,888,890 common warrants (the “Common Warrants”). The public offering price was $0.18 per share and accompanying Common Warrant, or $0.1799 per Pre-Funded Warrant and accompanying Common Warrant. The Pre-Funded Warrants are exercisable immediately, may be exercised at any time until all of the Pre-Funded Warrants are exercised in full, and have an exercise price of $0.0001. The Common Warrants are exercisable immediately for a term of five years and have an exercise price of $0.18.

On May 22, 2024, the Company entered into a securities purchase agreement with certain purchasers (the “Purchase Agreement”). A.G.P./Alliance Global Partners (“AGP”) acted as placement agent for the offering, pursuant to a placement agency agreement, dated May 22, 2024, between the Company and AGP (the “Placement Agency Agreement”). Under the Placement Agency Agreement, AGP received a fee in the form of (a) a cash fee equal to 7.0% of the aggregate purchase price paid by each purchaser of securities that were sold in the offering (the “Cash Fee”); provided, however, that the Cash Fee was reduced by an amount equal to $25,000 to be paid to the Company’s financial advisor, and (b) warrants (the “Placement Agent Warrants”) to purchase Class A Common Stock equal to 6% of the aggregate number of shares of Class A Common Stock sold in the offering at an exercise price per share equal to 110% of the price per share of Class A Common Stock sold in the offering. The offering closed on May 28, 2024.

The securities were offered and sold pursuant to the Company’s registration statement on Form S-1 (File No. 333-278871), as amended, which was declared effective by the Securities and Exchange Commission on May 21, 2024.

The foregoing descriptions of the Purchase Agreement, Placement Agency Agreement, Common Warrants, Pre-Funded Warrants, and Placement Agent Warrants are qualified by reference to the full text of such documents, which are filed as Exhibits 10.1 to 10.5, respectively, to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On May 22, 2024, the Company and YA II PN, Ltd. (“Yorkville”) entered into an Amended and Restated Debt Repayment Agreement (the “Amended Debt Repayment Agreement”) with respect to the unsecured promissory note in the principal amount of $2,000,000 issued to Yorkville on December 14, 2023 (the “December Promissory Note”) and the unsecured promissory note in the principal amount of $1,500,000 issued to Yorkville on March 26, 2024 (the “March Promissory Note,” together with the December Promissory Note, the “Promissory Notes”). The Amended Debt Repayment Agreement amends and restates the Debt Repayment Agreement, dated as of May 3, 2024, by and between the Company and Yorkville. The Company issued the Promissory Notes pursuant to a Standby Equity Purchase Agreement, dated as of December 14, 2023, by and among Yorkville and the Company, as amended from time to time (the “SEPA”). As of the date hereof, there is an aggregate $2,700,000 outstanding under the Promissory Notes.

Under the Amended Debt Repayment Agreement, Yorkville has agreed that, upon completion of a Company registered offering (the “Offering”) and repayment of an aggregate $750,000 outstanding under the Promissory Notes (the “Repayment Amount”), Yorkville will not deliver to the Company any Investor Notice (as defined in the SEPA) and will not exercise its right to convert the remainder of the amount outstanding under the Promissory Notes for a period commencing on the date of the closing of the Offering and ending on the date that is 90 days thereafter; provided that the Company will seek any consents necessary to allow Yorkville to issue Investor Notices or exercise its right to convert the remainder of the amount outstanding under the Promissory Notes after a period of 60 days following the closing of the Offering.. Under the Amended Debt Repayment Agreement, the Company and Yorkville also agreed to extend the maturity date of the Promissory Notes to the date that is 120 days after the closing of the Offering and to satisfy the $75,000 payment premium due in connection with an early redemption through the issuance of an Advance Notice (as defined in the SEPA) for shares of the Class A Common Stock. The Amended Debt Repayment Agreement was conditioned on the completion of the Offering by May 29, 2024. As described above, such Offering closed on May 28, 2024.

The foregoing description of the Amended Debt Repayment Agreement is qualified in its entirety by the full text of such document which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Purchase Agreement.

10.2	Placement Agency Agreement.

10.3	Form of Common Warrant.

10.4	Form of Pre-Funded Warrant.

10.5	Placement Agent Warrant.

99.1	Amended and Restated Debt Repayment Agreement, dated as of May 22, 2024, by and between the Company and Yorkville.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2024

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Joseph Davy
Chief Executive Officer